UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 27, 2008

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On July 28, 2008, Maui Land & Pineapple Company, Inc. (the “Company”) announced that it entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated July 27, 2008, with certain institutional accredited investors (the “Purchasers”) to sell and issue to the Purchasers in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of $40,000,000 in principal amount of the Company’s Senior Secured Convertible Notes (the “Notes”), bearing 5.875% interest per annum payable quarterly in cash in arrears beginning October 15, 2008 (the “Financing”).  The Financing closed on July 28, 2008.

The Notes are convertible, at any time following their issuance, into shares of common stock of the Company (the “Common Stock”) at an initial conversion price of $33.50 per share, which is equal to an initial conversion rate of 29.8507 shares per $1,000 principal amount of the Notes.  The conversion price is subject to (i) standard weighted-average anti-dilution protection, and (ii) to an automatic reset 18 months following the closing of the Financing at the lower of the then current conversion price and 115% of the closing bid price of the Common Stock as reported on the New York Stock Exchange (“NYSE”) on the adjustment date, provided, that in no event shall the conversion price be reset below $30.00 per share.  The Notes will be secured by specified assets of the Company.

The Notes mature on July 15, 2013.  However, if on or after the second anniversary of the date of issuance, the dollar-volume weighted average price of the Common Stock as reported on the NYSE exceeds, for each of any twenty (20) out of thirty (30) consecutive trading days, 175% of the adjusted conversion price of the Notes, then the Company will have the right, subject to certain conditions, to require the holders to convert all, or any portion, of the principal amount of the Notes, plus any accrued and unpaid interest thereon, if any (such principal and interest, the “Conversion Amount” or “Redemption Amount,” as applicable) into fully paid, validly issued and nonassessable shares of Common Stock at the then-applicable conversion price.

On the third anniversary of the date of issuance, holders may require, in their sole discretion, the Company to redeem all or any portion of their Notes at a purchase price in cash equal to 100% of the Redemption Amount.  In addition, holders may require the Company to redeem all or a portion of their Notes upon a change of control transaction, as described in the Notes, at a redemption price in cash equal to 100% of the Redemption Amount.  Holders who elect to convert their Notes in connection with certain types of change of control transactions may also be entitled to a “make-whole premium.”  The make-whole premium table included in the Notes sets forth the number of additional shares to be paid depending upon the effective date of the change of control triggering the make-whole premium payment and the price paid per share of Common Stock in the change of control.  Additionally, the Notes may become immediately due and payable upon an “event of default,” as defined in the Notes.

In connection with the issuance of the Notes, the Company entered into a Registration Rights Agreement with the Purchasers obligating the Company to register for resale the shares of the Common Stock issuable upon the conversion of the Notes on a registration statement on Form S-3 to be filed with the Securities and Exchange Commission within thirty (30) days after the closing of the sale of the Notes.

This announcement is not an offer to sell either the Notes or the Common Stock issuable upon conversion of the Notes.  Neither the Notes nor the shares of Common Stock issuable upon conversion of the Notes have been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, Registration Rights Agreement and form of Note entered into in connection with the private placement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively.  A copy of the press release announcing the private placement is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 – Unregistered Sale of Equity Securities.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated as of July 27, 2008, by and between Maui Land & Pineapple, Inc. and the investors named therein.

10.2	Registration Rights Agreement, dated as of July 27, 2008, by and between Maui Land & Pineapple, Inc. and the investors named therein.

10.3	Form of Senior Secured Convertible Note.

99.1	Press Release, dated July 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: July 28, 2008	By:	/s/ Robert I. Webber
Robert I. Webber
Chief Operating Officer, Chief Financial
Officer, and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated as of July 27, 2008, by and between Maui Land & Pineapple, Inc. and the investors named therein.

10.2	Registration Rights Agreement, dated as of July 27, 2008, by and between Maui Land & Pineapple, Inc. and the investors named therein.

10.3	Form of Senior Secured Convertible Note.

99.1	Press Release, dated July 28, 2008.